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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K


               Current Report Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


                                 June 7, 1999
                                Date of Report
                       (Date of earliest event reported)


                   OCCUPATIONAL HEALTH + REHABILITATION INC
            (Exact name of registrant as specified in its charter)

                                   Delaware
                (State or other jurisdiction of incorporation)

             0-21428                              13-3464527
    (Commission File Number)           (IRS Employer Identification No.)

                          175 Derby Street, Suite 36
                  Hingham, Massachusetts           02043-4058
              (Address of principal executive offices) (Zip code)

                                (781) 741-5175
             (Registrant's telephone number, including area code)

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Item 5.   Other Events
          ------------

            As previously disclosed in the Company's Form 10-Q for the quarterly period ended March 31, 1999, on April 15, 1999 the Nasdaq Stock Market ("Nasdaq"), informed the Company that in Nasdaq's opinion the Company had a deficiency with regard to Nasdaq's continuing listing standards for the Nasdaq Small Cap Market due to the Company's failure to maintain net tangible assets of at least $2,000,000. The NASD Manual defines net tangible assets as total assets (including the value of patents, copyrights, and trademarks but excluding the value of goodwill) less total liabilities. Nasdaq's position was that in addition to the total liabilities set forth on the Company's balance sheet the value of the Company's minority interest and Series A Redeemable Convertible Preferred Stock ("Series A") should also be deducted as liabilities from the value of the Company's total assets. These two additional deductions would cause the Company to fail to satisfy the standard. The Company's position was that these two items in accordance with accounting industry and SEC guidelines were not liabilities and should not be deducted for purposes of determining net tangible assets. Thus, the Company believed it had satisfied this requirement. The Company presented its position to Nasdaq at a hearing on April 30, 1999. On June 7, 1999, Nasdaq issued a written determination to delist the Company's securities from The Nasdaq Small Cap Market effective with the close of business on such date. Nasdaq concluded that the Series A was not permanent equity and that it therefore should be excluded from the calculation of net tangible assets.

            The Company still believes this calculation of its net tangible assets is inappropriate, and has requested that the Nasdaq Review Council review this decision. There can be no assurance, however, that the Review Council will concur with the Company. Further, the Company's request for review does not operate as a stay on the decision to delist.

            The securities of the Company are now eligible to trade on the OTC Bulletin Board. As a result of the trading on the OTC, however, an investor could find it more difficult to purchase or dispose of, or to obtain accurate quotations as to the market value of, the Company's Common Stock, and the cumulative effect of the same could cause a decline in the market price of the Common Stock. In addition, at the time the Company's Common Stock was delisted from trading on Nasdaq, and as long as the trading price of the Common Stock remains below $5.00 per share, trading in the Common Stock also became subject to certain rules promulgated under the Securities Exchange Act of 1934, as amended, which require additional disclosure of the risks related to penny stocks by broker-

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          dealers in connection with any trades involving a stock defined as penny stock (generally any non-Nasdaq equity security that has a market price of less than $5.00 per share, subject to certain exceptions). In addition, broker-dealers must make investor suitability determinations with regard to transactions in penny stocks and are subject to various sales practices requirements. These additional burdens imposed upon broker-dealers by such requirements could discourage broker-dealers from effecting transactions in the Common Stock, which could limit the market liquidity of the Common Stock.

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